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                              STOEL RIVES LLP
                              ---------------
                                 ATTORNEYS

                        700 NE Multnomah, Suite 950
                             Portland, OR 97232
                          Telephone (503) 294-9100
                            Fax (503) 2230-1907

                              January 12, 1996



                                                            Exhibit (5)(23)(b)
Pacific Telecom, Inc.
805 Broadway
Vancouver, WA  98668


Dear Sirs:

     We are acting as counsel to Pacific Telecom, Inc., a Washington corporation (the "Company"), in connection with the proposed issuance and sale by the Company of not to exceed $200,000,000 in aggregate principal amount of its unsecured debt securities (the "Debt Securities"), to be issued pursuant to an Indenture dated as of September 20, 1991, as it may be amended or supplemented from time to time (the "Indenture"), between the Company and First National Bank of Chicago, as Trustee, all as contemplated by the Registration Statement on Form S-3 (the "Registration Statement") about to be filed by the Company with the Securities and Exchange Commission for the registration of the Debt Securities under the Securities Act of 1933, as amended, and for qualification of the Indenture under the Trust Indenture Act of 1939, as amended.

     In connection with the foregoing, we are of the opinion that all action necessary to make valid the proposed issuance of the Debt Securities by the Company will have been taken when:

     (a) the Registration Statement, as it may be amended, shall have become effective;

     (b) the Indenture shall have been qualified under the Trust Indenture Act of 1939, as amended;

     (c) an Authorized Officer (as defined in the resolutions adopted by the Board of Directors of the Company authorizing the issuance of the Debt Securities) shall have taken appropriate action approving the terms of such Debt Securities; and

     (d) the Debt Securities shall have been appropriately issued and delivered for the consideration contemplated by, and otherwise in conformity with, the acts, proceedings and documents referred to above.


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Pacific Telecom, Inc.
January 12, 1996
Page 2

     We are further of the opinion that, when the steps set forth in the immediately preceding paragraphs shall have been taken, the Debt Securities will be legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other laws limiting creditors' rights generally or by equitable principles relating to the availability of remedies; provided, however, that in rendering the above opinion, we express no opinion as to the effect, if any, of the usury laws of any state upon the enforceability of rights of the holders of the Debt Securities.

     In rendering the foregoing opinion, we have assumed, as to matters governed by the State of New York, that the laws of the State of New York and the laws of the State of Washington do not differ in any respect material to the conclusions expressed herein.

     We hereby authorize and consent to the use of this opinion as Exhibit 5 to the Registration Statement and authorize and consent to the references to our firm in said Registration Statement and in the Prospectus constituting a part thereof. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required pursuant to Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission.

                                        Very truly yours,



                                        STOEL RIVES LLP